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                                                                    EXHIBIT 99.3


                                  PRESS RELEASE
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PRESS RELEASE                              Source: Minorplanet Systems USA, Inc.


MINORPLANET SYSTEMS USA, INC. ANNOUNCES COMPLETION OF TRANSFER OF 42.1 PERCENT OF ITS COMMON STOCK HELD BY MINORPLANET SYSTEMS PLC, ENDING ITS MAJORITY OWNERSHIP

Tuesday October 7, 7:45 am ET

RICHARDSON, Texas--(BUSINESS WIRE)--Oct. 7, 2003--Minorplanet Systems USA, Inc. (NASDAQ:MNPL - News), a leading provider of telematics-based management solutions for commercial fleets, today announced that Minorplanet Systems PLC
(MPUK) has transferred 42.1 percent (20.4 million shares) of the outstanding common shares of Minorplanet Systems USA, Inc. (MPUSA) to Erin Mills Investment Corporation, ending MPUK's majority ownership position of MPUSA. Following the transfer, Erin Mills now holds 46.7 percent (22.2 million shares) of MPUSA's outstanding common stock, while MPUK retains 19.9 percent (9.6 million shares).

In connection with the MPUK share transfer to Erin Mills, MPUSA also entered into a Stock Repurchase Option Agreement with Erin Mills under which MPUSA has the option to repurchase from Erin Mills up to 19.4 million shares of MPUSA common stock for $0.01 per 1,000 shares.

"We believe that the completion of the transfer of the shares from MPUK to Erin Mills is a significant event for our company, since we may repurchase the shares from Erin Mills at our option whenever we have the need to do so," said W. Michael Smith, chief operating officer of Minorplanet Systems USA. "As a result, these shares should provide our company with a mechanism for raising capital with less dilution to our shareholders."

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines the technologies of the global positioning system (GPS) and wireless vehicle telematics to monitor vehicles, minute by minute. The company also markets, sells and supports a customized, GPS-based fleet management solution for large fleets like SBC Communications, Inc., which has approximately 34,000 installed vehicles now in operation.

Headquartered in Richardson, Texas, Minorplanet currently markets its VMI fleet management technology in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for expanding into other metro markets in the future.

Legal notice to investors: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company

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"expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements.

Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to raise capital; acceptance of new product offerings; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; and changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI," "Minorplanet Systems USA" and orb logotype are trademarks and service marks of Minorplanet Limited.

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Contact:
     Minorplanet Systems USA, Inc., Richardson
     W. Michael Smith, 972-301-2450
     www.minorplanetusa.com